As filed with the Securities and Exchange Commission on December 14, 2020

Registration No. 333-231179

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Key Energy Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-2648081
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2019 Equity and Cash Incentive Plan

(Full Title of the Plan)

1301 McKinney Street, Suite 1800

Houston, TX 77010

(713) 651-4300

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Katherine I. Hargis

Senior Vice President, Chief Administrative Officer, General Counsel and Secretary

1301 McKinney Street, Suite 1800

Houston, TX 77010

(713) 651-4300

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copy to:

Hillary H. Holmes

Gibson, Dunn & Crutcher LLP

811 Main Street, Suite 3000

Houston, Texas 77002

(346) 718-6600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-8 (No. 333-231179), filed by Key Energy Services, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “SEC”) on May 2, 2019 (the “Registration Statement”), registering 1,784,632 shares of Common Stock that may be delivered with respect to rewards under the 2019 Equity and Cash Incentive Plan.

The Registrant has terminated any and all offerings of the Registrant’s securities pursuant to the Registration Statement. Accordingly, the Registrant hereby terminates the effectiveness of the Registration Statement, and, in accordance with an undertaking made by the Registrant in Part II of the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, the Registrant hereby removes from registration any and all securities registered but which remain unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 14, 2020.

KEY ENERGY SERVICES, INC.

By:	/s/ Katherine I. Hargis
Name:	Katherine I. Hargis
Title:	Senior Vice President, Chief Administrative Officer, General Counsel and Secretary

Note: No other person is required to sign this post-effective amendment to the Registration Statement on Form S-8 in reliance on Rule 478 of the Securities Act of 1933, as amended.